As filed with the Securities and Exchange Commission on July 22, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act Registration file number to which this form relates:

333-150525

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily Gold Miners Index Bear 1X Shares, the Direxion Daily European Financials Bull 2X Shares and the Direxion Daily European Financials Bear 2X Shares (collectively the “Funds”), all at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), to be registered hereunder is as set forth, for the Funds, in the Trust’s Post-Effective Amendment No. 165 to its Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on July 19, 2016.

The Trust currently consists of 153 separate series. Each Fund to which this filing relates and its respective I.R.S. Employer Identification Numbers is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Direxion Daily Gold Miners Index Bear 1X Shares	81-2964909
Direxion Daily European Financials Bull 2X Shares	81-2949953
Direxion Daily European Financials Bear 2X Shares	81-2922269

Item 2. Exhibits.

1.	The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.	The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.	The Trust’s Amended and Restated By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 121 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2015 (Accession Number: 0001193125-15-065541).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

July 22, 2016

/s/ Eric W. Falkeis
Eric W. Falkeis Principal Executive Officer

Appendix A

Direxion Daily Gold Miners Index Bear 1X Shares

Direxion Daily European Financials Bear 1X Shares

Direxion Daily European Financials Bull 2X Shares

Direxion Daily European Financials Bear 2X Shares